AS FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION ON MARCH 19, 2003

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CYSIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 31, 2003

Dear Fellow Stockholder:

      You are cordially invited to attend the 2003 annual meeting of stockholders of Cysive, Inc., on Wednesday, May 14, 2003, at 10:00 a.m., local time, at Cysive’s headquarters located at 10780 Parkridge Blvd., Suite 400, Reston, VA 20191.

      At the meeting, we are asking for stockholder consideration and approval of the election of two Class I directors for the ensuing three years and ratification of the appointment of our independent auditors for the coming year.

      All items on the agenda are described in the accompanying Notice and Proxy Statement. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet, and a copy of our Annual Report to Stockholders.

      It is important that your shares be represented at the meeting, even if you cannot attend the meeting and vote your shares in person. Please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone or by Internet as instructed. If you return a proxy card or vote by telephone or by Internet and decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

      We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Nelson A. Carbonell, Jr.
Chairman, President and Chief Executive Officer

10780 PARKRIDGE BOULEVARD
SUITE 400
RESTON, VIRGINIA 20191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 14, 2003

To our Stockholders:

      The 2003 annual meeting of stockholders of Cysive, Inc. will be held at Cysive’s headquarters located at 10780 Parkridge Blvd., Suite 400, Reston, VA 20191, on Wednesday, May 14, 2003, beginning at 10:00 a.m., local time. At the meeting, the holders of Cysive’s outstanding common stock will act on the following matters:

(1) Election of two Class I directors for a term of three years;

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors for Cysive for the year ending December 31, 2003; and

(3) Any other matters that properly come before the meeting.

      All holders of record of shares of Cysive’s common stock at the close of business on March 19, 2003 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

      If you cannot attend the meeting in person, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope or vote by telephone or by Internet as instructed.

BY ORDER OF THE BOARD OF DIRECTORS,

JOHN R. LUND
Vice President, Chief Financial Officer, Treasurer and Secretary

March 31, 2003

10780 Parkridge Boulevard
Suite 400
Reston, Virginia 20191

PROXY STATEMENT

      This proxy statement contains information related to the annual meeting of stockholders of Cysive, Inc. to be held on Wednesday, May 14, 2003, beginning at 10:00 a.m., local time, at Cysive’s headquarters located at 10780 Parkridge Blvd., Suite 400, Reston, VA 20191, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

      At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two Class I directors and ratification of our independent auditors. In addition, our management will report on our performance during 2002 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on the record date, March 19, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of our stockholders?

      Holders of our common stock may vote on all matters to be acted upon at the annual meeting. Each outstanding share of our common stock will be entitled to one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 28,436,538 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder (that is, if you hold your shares in certificate form), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card.

      If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a properly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is presented together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” election of the nominated directors (see page 4); and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003 (see page 11).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of the two Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the two directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to that director, although it will be counted for purposes of determining whether there is a quorum.

      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters which may come up at the meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of our stock?

      The following table presents, as of December 31, 2002, information based upon the Company’s records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the Company’s common stock:

	Number of Shares	Percentage
Name	Beneficially Owned	Ownership

Cramer Rosenthal McGlynn LLC(1)	2,919,449	10.3%

Dimensional Fund Advisors Inc.(2)	1,824,100	6.4%

(1)	Based upon a Schedule 13G/ A filed with the SEC on January 27, 2003.

(2)	Based upon a Schedule 13G/ A filed with the SEC on February 11, 2003.

How much stock do our directors and executive officers own?

      The table below shows the amount of our common stock beneficially owned, unless otherwise indicated, by our directors and our executive officers individually and as a group. Except as otherwise indicated, all information is as of March 19, 2003.

      The address for each listed director and officer is Cysive, Inc., 10780 Parkridge Boulevard, Suite 400, Reston, Virginia 20191. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The total number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by that person that are exercisable within 60 days of March 19, 2003, but excludes shares of common stock underlying options held by any other person.

	Number of Shares	Percentage
Name	Beneficially Owned	Ownership

Nelson A. Carbonell, Jr.(1)	12,945,600	41.3%

John R. Lund(2)	1,058,750	3.6

Jon S. Korin(3)	221,900	*

Daniel F. Gillis(4)	20,000	*

Kenneth H. Holec(5)	40,000	*

John N. Carbonell(6)	216,250	*

Ken R. Hargrave(7)	195,914	*

Woodrow W. Angle, Jr.	0	*

R. Eugene Willingham(8)	323,750	1.1

All executive officers and directors as a group (9 persons)	15,022,164	45.7%

*	Less than 1% of the outstanding common stock.

(1)	Includes 10,020,600 shares of common stock owned in joint tenancy by Mr. Carbonell and his spouse, and 2,925,000 shares of common stock issuable upon the exercise of stock options.

(2)	Includes 993,350 shares of common stock issuable upon the exercise of stock options.

(3)	Includes 221,500 shares of common stock issuable upon the exercise of stock options and 400 shares of common stock owned by Mr. Korin’s children.

(4)	Includes 20,000 shares of common stock issuable upon the exercise of stock options

(5)	Includes 40,000 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 171,876 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 128,946 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 211,250 shares of common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the U.S. Securities and Exchange Commission regarding transactions in our securities. Based upon a review of filings with the U.S. Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF TWO CLASS I DIRECTORS

Class I Directors Standing for Election

      The Board is divided into three classes, having terms that expire in successive years. At each annual meeting of stockholders, one or more directors are elected for terms of three years each.

      Nelson A. Carbonell, Jr. and Daniel F. Gillis have been nominated for election to Class I with a three-year term that will expire at the annual meeting of stockholders in 2006. Mr. Carbonell is the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company. Both Mr. Carbonell and Mr. Gillis are incumbent directors. The Board proposes that the nominees described below be elected for a term of three years or until their successors are duly elected and qualified.

      The nominees have consented to serve three-year terms. If one or more of the nominees becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      Class I Directors. The directors standing for election are:

Name	Age	Director Since

Nelson A. Carbonell, Jr.	39	1994
Daniel F. Gillis	56	2001

      Nelson A. Carbonell, Jr. founded Cysive and has served as President, Chief Executive Officer and Chairman of the board of directors since we commenced operations in 1994. Mr. Carbonell serves on the Executive Committee of the Washington-Baltimore Young President’s Organization, and he is a member of the Board of Trustees of George Washington University. Mr. Carbonell received a B.S. in Electrical Engineering from George Washington University in 1985.

      Daniel F. Gillis has served as a Director since June 2001. Mr. Gillis formerly served as President, Chief Executive Officer and Director of SAGA Systems, Inc. from May 1996 until its purchase by Software AG in February 2001. Mr. Gillis received a BS degree in Management from the University of Rhode Island in 1968.

      The Board recommends that stockholders vote “FOR” the election of Nelson A. Carbonell, Jr. and Daniel F. Gillis as Class I Directors.

Directors Continuing in Office

      Class II Directors. The following Class II directors have terms ending in 2004:

Name	Age	Director Since

John R. Lund	41	1999
Kenneth H. Holec	48	2001

      John R. Lund has served as our Treasurer since December 1995, our Chief Financial Officer since April 1997, our Secretary since April 1999 and as a Director since April 1999. Mr. Lund received a B.S. in Accounting from Brigham Young University in 1986.

      Kenneth H. Holec has served as a Director since May 2001. He has served as the interim CEO and a director of PeopleClick, Inc. since January 2002. He served as President, Chief Executive Officer and Director of ShowCase, Inc., a worldwide provider of enterprise intelligence software solutions, from November 1993 until February 2002 at which time ShowCase, Inc. was acquired by SPSS, Inc. Mr. Holec has served as a Director of Stellent Corporation (formerly IntraNet Solutions, Inc.) since January 1998 and as a Director of SPSS, Inc. since February 2002. Mr. Holec received a B.S. in Business Administration from the University of Minnesota in 1977.

      Class III Director. The following Class III director has a term ending in 2005:

Name	Age	Director Since

Jon S. Korin	48	1997

      Jon S. Korin has served as a Director since April 1997. Since April 2001, Mr. Korin has served as Executive Director, Strategic Development for Northrop Grumman Information Technology, a $4 billion sector of Northrop Grumman Corporation. From 1993 until April 2001, he served in a similar role for Litton PRC, Inc., a provider of information technology and systems-based solutions for the U.S. government and commercial customers. Litton PRC was acquired by Northrop Grumman in April 2001. Mr. Korin received a B.S. from The Wharton School of the University of Pennsylvania in May 1976.

How are directors compensated?

      Each non-employee director currently receives an annual retainer of $12,000 and cash compensation of $1,000 and reimbursement for reasonable travel expenses for each board meeting attended. In addition, upon their first election and each re-election to office, each director receives an option to purchase 60,000 shares of our common stock that will vest equally over the three-year term of each director.

How often did the Board meet during 2002?

      The Board met ten times during 2002 and took action by unanimous written consent one time. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

What committees has the Board established?

      The Board of Directors has an audit committee, a compensation committee, and an executive committee.

      Audit committee. The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management maintains an adequate system of internal controls. The audit committee also reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. These matters include the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent auditors and the Company’s accounting practices. The audit committee’s responsibilities are more fully described in a written charter adopted by the Board, which is attached as Exhibit A to this Proxy Statement. The audit committee consists of Messrs. Gillis, Holec and Korin. In 2002, the audit committee met six times.

      Compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees. The compensation committee also administers our various incentive compensation, stock and benefit plans. The compensation committee consists of Messrs. Gillis, Holec and Korin. In 2002, the compensation committee met three times.

      Executive committee. The executive committee determines the objectives and performance criteria of each member of our management team and determines the incentive compensation of other employees. The executive committee consists of Messrs. Carbonell and Lund. In 2002, the executive committee met four times.

Information Concerning Executive Officers

      Certain background information about the Company’s current executive officers who are not nominees for election as director has been disclosed in Part III of the Company’s 2002 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 19, 2003. A copy of the Company’s annual report (which includes such information) is being distributed to all stockholders together with this Proxy Statement.

Executive Compensation

      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference in the specified filing.

Report of the Compensation Committee

      The compensation committee of the Board has furnished the following report on executive compensation for 2002.

What is our philosophy of executive compensation?

      Our compensation program for executive officers consists primarily of three key elements:

•	base salary;

•	company and individual performance-based annual bonus; and

•	periodic grants of stock options.

      The compensation committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that our executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these executive officers involves a significant proportion of pay that is “at risk” — namely, the annual bonus and stock options. The annual variable bonus, paid quarterly, permits individual performance to be recognized on an annual basis and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of our stockholders.

      Base Salary. Base salaries for our executive officers, as well as changes in these salaries, are based upon recommendations by the compensation committee taking into account factors such as (i) competitive industry salaries, (ii) a subjective assessment of the nature of the position and (iii) the contribution and experience of the officer and the length of the officer’s service.

      Annual Bonus. Annual bonuses for our executive officers are awarded based upon individual and company-wide performance criteria established by the Board based upon recommendations of the compensation committee. In accordance with each officer’s employment agreement, the officer may receive annual bonuses in amounts determined by the compensation committee. In addition, if the Company and the individual exceed their performance criteria, the employee may receive an additional bonus equal to a portion of the Company’s revenues in excess of the target.

      Stock Options. During 2002, the compensation committee approved grants of stock options pursuant to the Second Amended and Restated 1994 Stock Option Plan. In granting stock options to the named executive officers, the compensation committee considers a number of factors including company and individual performance and the extent to which our named executive officers have unvested options.

How is our chief executive officer compensated?

      Mr. Carbonell, our Chief Executive Officer, has an annual base salary of $195,000 pursuant to his employment agreement. Mr. Carbonell is eligible for a bonus determined by his performance and the Company’s performance based on criteria established by the compensation committee. For 2002, Mr. Carbonell was not awarded a bonus and received no stock options.

How are we addressing internal revenue code limits on deductibility of compensation?

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The compensation committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. For 2002, none of our executive officers’ compensation subject to the deductibility limits exceeded $1 million.

      The Board and the compensation committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Daniel F. Gillis
Kenneth H. Holec
Jon S. Korin

Compensation Committee Interlocks and Insider Participation

      Our compensation committee is comprised of Messrs. Gillis, Holec and Korin. None of the members of our compensation committee was at any time during 2002 an officer or employee of the Company. During 2002, none of the executive officers of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the board of directors or compensation committee of the Company.

Summary Compensation Table

      The following table summarizes the compensation paid to or earned by our Chief Executive Officer and all other executive officers whose salary and bonus for services rendered in all capacities for the years ended December 31, 2002, 2001 and 2000 exceeded $100,000. We use the term “named executive officers” to refer to these people in this proxy statement.

						Long-Term
						Compensation Awards

		Annual Compensation				Restricted		Securities
						Stock		Underlying	All Other
Name and Principal Position(s)	Year	Salary	Bonus		Other(3)	Awards		Options	Compensation

Nelson A. Carbonell, Jr.	2002	$195,000	—		$13,118	—		—	—
Chairman, President and	2001	$195,000	—		$12,524	—		—	—
Chief Executive Officer	2000	$195,282	$268,031		$12,180	—		—	—

John R. Lund	2002	$160,000	—		$12,055	—		110,000	—
Chief Financial Officer	2001	$159,454	—		$10,860	$24,688	(4)	75,000	—
Treasurer and Secretary	2000	$145,385	$73,055		$11,150	—		—	—

John N. Carbonell(1)	2002	$160,000	—		$23,318	—		25,000	—
Vice President	2001	$159,423	—		$9,890	$37,031	(5)	125,000	—

Ken R. Hargrave(1)	2002	$160,000	$20,569	(2)	$13,289	—		25,000	—
Vice President	2001	$159,423	$40,923	(2)	$9,801	$37,031	(5)	125,000	—

R. Eugene Willingham(1)	2002	$160,000	—		$29,352	—		50,000	—
Vice President	2001	$159,423	—		$9,565	$37,031	(5)	125,000	—

(1)	Became an executive officer during 2001.

(2)	Reimbursement of interest paid under a loan relating to two relocations undertaken at the request of the Company prior to becoming an executive officer.

(3)	Includes the Company’s 401(k) plan matching amount, taxable airfare, taxable split-dollar life insurance premiums, and the amount paid for cashing out accrued and unused vacation time.

(4)	Represents 5,000 restricted shares of common stock which fully vested on January 19, 2002. The value of the shares on December 31, 2001 was $14,050. We did not pay any dividends on our common stock prior to the vesting date.

(5)	Represents 7,500 restricted shares of common stock which fully vested on January 19, 2002. The value of the shares on December 31, 2001 was $21,075. We did not pay any dividends on our common stock prior to the vesting date.

2002 Option Exercises and Fiscal Year-End Options Values

      The following table presents summary information with respect to stock options owned by the named executive officers at December 31, 2002, and with respect to stock options exercised by the named executive officers during the fiscal year ended December 31, 2002. The values of unexercised in-the-money options shown below have been calculated on the basis of $2.70 per share, the last reported sale price for our common stock on the Nasdaq National Market on December 31, 2002, less the exercise price, multiplied by the number of shares underlying those options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2002		December 31, 2002
	Shares Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Nelson A. Carbonell, Jr.	—	—	2,793,805	131,195	$6,072,676	$244,679

John R. Lund	—	—	973,350	133,750	1,973,101	48,513

John N. Carbonell	—	—	171,876	118,750	273,602	750

Ken R. Hargrave	—	—	128,946	118,750	192,263	750

R. Eugene Willingham	—	—	211,250	143,750	349,200	1,500

Option Grants in 2002

      We granted the following stock options to our named executive officers during the year ended December 31, 2002. The percentages in the table below are based on options to purchase 1,235,559 shares of common stock granted under our stock option plan in the year ending December 31, 2002 to our employees and directors. The exercise price per share of each option was equal to the closing price of our common stock on the date of grant. Potential realizable values are net of the exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 5-year or 10-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock priced growth.

	Individual Grants
					Potential Realizable
	Number				Value Assumed Annual
	of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Nelson A. Carbonell, Jr.	0	0	0	0	0	0

John N. Carbonell	25,000	2.02%	$2.67	12/09/12	$41,979	$106,382

Ken R. Hargrave	25,000	2.02%	$2.67	12/09/12	$41,979	$106,382

John R. Lund	110,000	8.90%	$2.12	8/02/12	$146,658	$371,661

R. Eugene Willingham	50,000	4.05%	$2.67	12/09/12	$83,957	$212,765

Comparison of Cumulative Total Returns

      The following graph compares the performance of our common stock with the performance of the Nasdaq Composite Index and an index of publicly traded companies in the software industry based on Standard Industrial Classification 7371 from October 15, 1999, when our common stock began trading publicly, through December 31, 2002. The graph assumes that $100 was invested on October 15, 1999 in our common stock, the Nasdaq Composite Index and the peer group index, and that all dividends, if any, were reinvested.

Employment Agreements

      We have entered into employment agreements with Messrs. Nelson A. Carbonell Jr., John R. Lund, John N. Carbonell, Ken R. Hargrave, Woodrow W. Angle Jr. and R. Eugene Willingham. Each agreement has an initial term of four years and will be extended for two additional years unless we or the employee elects to terminate the agreement 60 days prior to the fourth anniversary of the effective date of the employment agreements. Under these agreements, each employee will receive an annual base salary established by our chief executive officer, or, in the case of our chief executive officer, established by the Board, as recommended by the compensation committee. In addition to the compensation referenced above, each employee is eligible to receive an annual bonus, conditioned upon individual and company-wide performance criteria established by the Board, as recommended by the compensation committee. In addition, if Company and employee performance criteria are exceeded, the employee may receive an additional bonus equal to a portion of the Company’s revenues in excess of the original targets.

      If, during the term of one of these agreements, we terminate the employee’s employment without cause or the employee terminates his employment for good reason, the employee will be entitled to receive his base salary plus any applicable annual bonus and all employee benefits for a period of up to one year from the date of the termination of employment. Under the terms of these agreements, these employees have agreed to preserve the confidentiality and the proprietary nature of all information relating to our business during the term of the agreement and for three years after the term of the agreement ends. In addition, each of these employees has agreed to non-competition and non-solicitation provisions that will be in effect during the term of his agreement and for one year, with respect to non-competition, and, with respect to non-solicitation, two years, after the term of the agreement ends.

Certain Relationships and Related Transactions

      John N. Carbonell, the brother of Nelson A. Carbonell, Jr., was paid a salary of $160,000 and received other compensation of $23,318 in 2002. John N. Carbonell was also granted 25,000 options to purchase common stock of the Company in 2002. R. Eugene Willingham, the brother-in-law of Nelson A. Carbonell, Jr., was paid a salary of $160,000 and received other compensation of $29,352 in 2002. Mr. Willingham was also granted 50,000 options to purchase common stock of the Company in 2002. Ken R. Hargrave has a loan outstanding with the Company of $400,000. The loan was made to Mr. Hargrave prior to his appointment as an executive officer of the Company and relates to two relocations Mr. Hargrave undertook at the request of the Company. The loan is payable upon the earlier of December 31, 2005 or termination of employment.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ratification of Appointment

      We have appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2003. Ernst & Young LLP has served as our independent auditors since we commenced operations in 1994. Services provided to us by Ernst & Young LLP in 2002 included the examination of our financial statements, limited reviews of quarterly reports, services related to filings with the U.S. Securities and Exchange Commission, and consultations on various tax matters.

      Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

      The Board recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

      In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Report of the Audit Committee

      The Audit Committee of the Board is composed of three independent outside directors. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, and is more fully described in its charter which the Committee has adopted and is included as Exhibit A to this proxy statement.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002 (for purposes of this report, the “audited financial statements”). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP its independence from the Company.

      Based on the Audit Committee’s review of the Company’s audited financial statements and the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

Daniel F. Gillis
Kenneth R. Holec
Jon S. Korin

      The fees paid by the Company to Ernst & Young LLP, its independent auditors, for the fiscal year ended December 31, 2002 were as follows:

      Financial Statement Review. We expect to be billed an aggregate of $100,533 in fees by Ernst & Young LLP, our independent auditors, in connection with professional services rendered for (i) the audit of our financial statements for the year ended December 31, 2002 and (ii) the reviews of the financial statements included in our Forms 10-Q filed with the U.S. Securities and Exchange Commission on May 13, 2002, August 12, 2002 and November 16, 2002.

      Financial Information Systems Design and Implementation Fees. We did not contract with Ernst & Young LLP, our independent auditors, in connection with professional services rendered in connection with financial information systems design and implementation.

      All Other Fees. We were billed an aggregate of $4,750 in fees by Ernst & Young LLP, our independent auditors, in connection with all other professional services rendered for the year ended December 31, 2002, including the review of our stock option tender offer and our 2001 Form 10K/ A, and access fees for our auditor’s on-line resources.

      The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence and determined that Ernst & Young LLP’s non-audit work did not compromise its independence as auditor.

OTHER MATTERS

      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies submitted to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

      Stockholder Proposals for the 2004 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2004 may do so by following the procedures prescribed in U.S. Securities and Exchange Commission (“SEC”) Rule l4a-8. To be eligible for inclusion, stockholder proposals must be received by our Secretary no later than December 19, 2003.

      Advance Notice Procedures. Under our bylaws and Delaware corporation law, no business may be brought before an annual meeting unless it is specified in the notice of the meeting, or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company, containing the information specified in the bylaws, not less than 60 or more than 90 days prior to the first anniversary of the preceding year’s annual meeting. This advance notice procedure also applies to stockholder proposals that the Company is required to include in its proxy statement pursuant to SEC Rule 14a-8 discussed above. These requirements are separate from, and in addition to, the SEC Rule 14a-8 requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

      Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. The cost of soliciting proxies in the enclosed form will be borne by us. We have retained Mackenzie Partners, Inc. to aid in the solicitation. For these services, we will pay Mackenzie Partners, Inc. a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

By Order of the Board of Directors,

John R. Lund
Vice President, Chief Financial Officer, Treasurer and Secretary

March 31, 2003

EXHIBIT A

CYSIVE, INC.

(DELAWARE)

Audit Committee

Of the
Board of Directors

February 1, 2003

Committee Members:

Ken Holec, Chairman
Daniel Gillis
Jon S. Korin, Secretary

      The Audit Committee shall always have at least three (3) members. All members of the Audit Committee shall be (i) “independent directors” within the meaning of Rule 4200(a)(14) of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002, (ii) free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, and (iii) not own or control 20% or more of the Company’s voting securities. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices (at the time of their appointment), and at least one member of the Audit Committee shall be a financial expert with accounting or related financial management expertise (as contemplated by Rule 4350 of The Nasdaq Stock Market and Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated by the Securities and Exchange commission thereunder). All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement.

Committee Secretary/Staff Support:

      Administrative Staff Support, as needed

Committee Charter:

      The duties of the Audit Committee shall be to:

      1. Select, retain, oversee and terminate the public accounting firm to be engaged as the independent auditor for the Company and its subsidiaries for the ensuing year. The Audit Committee shall also determine the compensation to be paid to the independent auditor for audit services. The independent auditor shall report directly, and have ultimate accountability, to the Audit Committee.

      2. Review the plan and procedures for the independent audit engagement.

      3. Review the independent auditors’ report of audit, including all of the financial statements and such other reports as may be included therein.

      4. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

      5. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

i

      6. Review with management and the independent auditor for the Company all reports, and the basis for such reports, required by law or regulation to be reviewed by the Audit Committee of the Company, including without limitation (if and when required by law or regulation):

a) a report signed by the chief executive officer and the chief accounting or financial officer of the Company which contains:

1) a statement of the management’s responsibilities for:

i) preparing financial statements; and

ii) establishing and maintaining an adequate internal control structure and procedures for financial reporting;

2) an assessment, as of the end of the Company’s most recent fiscal year, of the effectiveness of the Company’s internal control structure and procedures;

b) any report issued by the Company’s independent auditor on the foregoing or on the Company’s financial statements.

      7. Approve the selection and termination of an Internal Auditor (if any) and the procedures for hiring any staff internal auditors (including the applicable terms of engagement for such purpose).

      8. On an annual basis, receive from the independent auditor a formal written statement identifying all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1. The Audit Committee shall confirm and assure the independence of the independent auditor, including prior approval of any services and related fees to be provided by the independent auditor.

      9. Inquire of management and the independent auditor about significant risks or exposures and review the adequacy of the Company’s system of internal controls (including computerized information system controls and security) and management’s handling of material inadequacies in the Company’s internal controls relating to financial reporting and compliance with laws and regulations, and review annually the directors and officers insurance and errors and omissions insurance coverage for the Company.

      10. Review with the independent auditor and management the extent to which changes or improvements in financial reporting or accounting practices, as approved by the Audit Committee, have been implemented.

      11. Meet with the independent auditor, and management in separate executive sessions, to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

      12. Review with the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      13. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

      14. Generally act as liaison between the Board of Directors and the independent auditor.

      15. Evaluate the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditor.

      16. Receive, review and make recommendations to the Board of Directors with respect to reports from the independent auditor.

      17. Periodically review and make recommendations to the Board of Directors based upon information publicly available and information provided by the independent auditor and the Chief Financial Officer relating to revisions in or proposed changes to accounting or auditing standards (GAAP or GAAS) for financial reporting procedures.

      18. Receive and review all reports of examination or other reports of regulatory authorities, all reports to regulatory authorities, including any non-routine communication between regulatory authorities and the

Company or its subsidiaries, and all supervisory memoranda of understanding, enforcement agreements, and other written agreements between the Company or any of its subsidiaries and any regulatory authorities. Establish and implement policies for the receipt of anonymous employee complaints which raise issues regarding the Company’s financial statements, accounting policies, or other corporate behavior. Review and investigate any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies, and appropriate remedial action for any substantiated material issues.

      19. Receive and review, in draft form prior to mailing, all Annual Reports to Shareholders, Annual Reports on Form 10-K, Proxy Statements, and Registration Statements issued by the Company. Such reports shall be deemed to have been approved by the audit committee if the committee communicates its approval of the applicable report or if the audit committee has communicated no comments within three (3) business days of receiving the report.

      20. Receive and review, in draft form prior to mailing or in definitive form after mailing, all Quarterly Reports to Shareholders, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K issued by the Company, including the results of the independent auditor’s reviews of the quarterly financial statements. Such reports shall be deemed to have been approved by the audit committee if the committee communicates its approval of the applicable report or if the audit committee has communicated no comments within three (3) business days of receiving the report.

      21. Obtain reports from management and the independent auditor that the Company’s subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

      22. Pre-approve all affiliated party transactions.

      23. Review any significant disagreement among management and the independent auditor in connection with the preparation of financial statements.

      24. Review with the independent auditor (outside the presence of management) any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and

b) Any changes required in the planned scope of the audit.

      25. Prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities, and how they were discharged.

      26. Review policies and procedures with respect to officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

      27. Review with the independent auditor the results of their review of the Company’s monitoring compliance with the Company’s code of conduct.

      28. Review, with the Company’s outside counsel, legal compliance matters (including corporate securities trading policies) and any legal matter that could have a significant impact on the Company’s financial statements.

      29. Meet as a Committee at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

      30. Review and update the committee’s charter annually.

      31. Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

Investigations and Access to Special Independent Legal Counsel and Other Experts:

      The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The Audit Committee shall have the power to retain, at the Company’s expense, to special independent legal counsel and/or other experts selected by the Committee, pursuant to majority vote of the members of the Committee. Such counsel or experts shall report directly to the Committee. Neither the Company’s regular outside counsel, current vendors, nor any other firm or individual representing or retained by the Company, management of the Company or its subsidiaries, or the Board of Directors of the Company or its subsidiaries, shall serve as special independent legal counsel or as an expert to the Audit Committee.

Minutes of Meetings:

      Minutes shall be prepared covering all meetings of the Audit Committee. Such minutes shall be approved by the Committee, signed by the Committee Chairperson (or Acting Chairperson) and Committee Secretary (or Acting Secretary), and made available for review by the Board of Directors.

YOU MAY VOTE TOLL-FREE BY TELEPHONE
OR ON THE INTERNET

(or by completing the proxy card below
and returning it by mail)

TO VOTE BY TELEPHONE OR INTERNET, USE THE CONTROL
NUMBER IN THE BOX BELOW

Call Toll-Free on a Touch-Tone Telephone 24 hours a day, 7 days a week	To vote by internet, have this form available and follow the directions when you visit:
1-866-257-2283 Have this form available when you call the toll-free number. Then, enter your control number and follow the simple prompts	https://www.proxyvotenow.com/cyv

CUTOFF FOR VOTING BY INTERNET OR TELEPHONE IS 3:00 PM E.D.T. ON MAY 13, 2003.

CONTROL NUMBER FOR TELEPHONIC/INTERNET VOTING

DO NOT RETURN THIS CARD IF YOU HAVE VOTED BY TELEPHONE OR INTERNET.

\/   FOLD AND DETACH HERE AND READ REVERSE SIDE   \/

The undersigned hereby appoints Nelson A. Carbonell, Jr. and John R. Lund, with full power of substitution, as proxies to vote all shares of Cysive, Inc. held of record by the undersigned at the close of business on March 19, 2003 and entitled to vote at the Annual Meeting of Stockholders of Cysive, Inc. to be held on May 14, 2003, at 10:00 a.m., local time, at Cysive’s headquarters at 10780 Parkridge Blvd., Suite 400, Reston, VA 20191 on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board, and upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CYSIVE, INC.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Nelson A. Carbonell, Jr. and Daniel F. Gillis as Class I Directors and FOR Item 2 and in the discretion of the proxy for any other matters properly presented at the meeting.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Cysive, Inc., 10780 Parkridge Blvd., Suite 400, Reston, Virginia 20191.

If you vote by telephone or vote using the Internet, please do not mail this proxy card.

THANK YOU FOR VOTING

\/   FOLD AND DETACH HERE AND READ REVERSE SIDE   \/

CYSIVE, INC.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE [X]
For multiple accounts only!! — Mark this box to discontinue annual report mailing for this account [   ]

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2

(1) ELECTION OF CLASS I DIRECTORS:
      (01) Nelson A. Carbonell, Jr.
      (02) Daniel F. Gillis

FOR ALL [ ]	AGAINST ALL [ ]	FOR ALL EXCEPT [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

(2) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP
      AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2003:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Mark here if you plan to attend the meeting: [   ]

Signature	Date	Signature of Co-Owner (if any)

PLEASE DATE; SIGN EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR MAILING LABEL
NAME IS PRINTED INCORRECTLY.